Exhibit 10.6

THIRD AMENDMENT

TO

SECURED CONVERTIBLE FACILITY AGREEMENT

This Third Amendment to Secured Convertible Facility Agreement (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and Juvenescence Limited, a company incorporated in the Isle of Man with company number 018008V and its registered office at 1st Floor Viking House, St Pauls Square, Ramsey, Isle of Man, IM8 1GB (“Lender”) is effective as of March 10, 2023 (“Effective Date”).

WHEREAS, Borrower and Lender, entered into a Secured Convertible Facility Agreement, dated March 30, 2020, as amended by the First Amendment to the Secured Convertible Facility Agreement, dated July 21, 2020 and the Second Amendment to the Secured Convertible Facility Agreement, dated November 12, 2020 (collectively, the “Loan Agreement”);

WHEREAS, the Borrower and Lender wish to amend the Loan Agreement in order to extend the Repayment Date as set forth herein, and enter into this Amendment to so reflect.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments to the Loan Agreement. Effective as of the date of this Amendment, the definition of Repayment Date is hereby amended and restated in its entirety to read as follows:

“‘Repayment Date’ means the day falling on the fourth anniversary of the date of this Agreement, unless repaid earlier, or, if such day is not a Business Day, the next Business Day;”

3. Limited Effect; Reaffirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Facility Document and (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Facility Document, which remain in full force and effect (in the case of the Loan Agreement, as amended by Section 2 hereto). The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Facility Documents.

4. Facility Document. This Amendment shall constitute a “Facility Document” for all purposes under the Loan Agreement and the other Facility Documents.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and Lender and the Guarantors, and each of their respective successors and assigns.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of England and Wales.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, an Isle of Man company

By:	/s/ Michael West	By:	/s/ Denham Eke
	Michael West, CEO		Denham Eke, Director

By:	/s/ Andrea Park
Andrea Park, CFO

Signature Page